
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's 1st quarter 1997 Form 10-QSB and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                         673,671
<SECURITIES>                                         0
<RECEIVABLES>                                2,279,321
<ALLOWANCES>                                    45,290
<INVENTORY>                                    413,904
<CURRENT-ASSETS>                             3,877,258
<PP&E>                                      23,675,267
<DEPRECIATION>                               3,645,853
<TOTAL-ASSETS>                              25,145,951
<CURRENT-LIABILITIES>                        6,431,249
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,585
<OTHER-SE>                                   3,328,131
<TOTAL-LIABILITY-AND-EQUITY>                25,145,951
<SALES>                                              0
<TOTAL-REVENUES>                             2,801,517
<CGS>                                                0
<TOTAL-COSTS>                                2,455,621
<OTHER-EXPENSES>                                     0<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             348,334
<INCOME-PRETAX>                                160,433
<INCOME-TAX>                                    58,900
<INCOME-CONTINUING>                            101,533
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    70,225<F2>
<EPS-PRIMARY>                                      .02
<EPS-DILUTED>                                      .02

<F1>Other expenses are netted with other income in the period. The result was income of $133,919. The edgarlink program does no allow a income number to be entered in this field. The other expense portion of this number is immaterial.
<F2>The difference between Income Continuing and Net Income relates to Minority
Interests in Preferred Stock Dividends of consolidated subsidiaries

